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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan of our report dated January 29, 2001, except for paragraph 4 of Note 14, as to which the date is February 12, 2001, with respect to the consolidated financial statements and schedule of Onyx Software Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                        ERNST & YOUNG LLP

Seattle, Washington
June 13, 2001